EXHIBIT 21

                 LIST OF SUBSIDIARIES OF WARRANTECH CORPORATION

1.  WARRANTECH CORPORATION, INC. a Delaware corporation

2.  WARRANTECH CONSUMER PRODUCT SERVICES, INC. a Connecticut corporation

3.  WCPS OF FLORIDA, INC. a Florida corporation

4.  WARRANTECH AUTOMOTIVE, INC. a Connecticut corporation

5.  WARRANTECH AUTOMOTIVE OF CALIFORNIA, INC. a California corporation

6.  WARRANTECH AUTOMOTIVE RISK PURCHASING GROUP, INC. a Michigan corporation

7.  WARRANTECH AUTOMOTIVE OF FLORIDA, INC. a Florida corporation

8.  WARRANTECH DIRECT, INC. a Texas corporation

9.  WARRANTECH (UK) LIMITED a company incorporated in England

10. WARRANTECH INTERNATIONAL, INC. a Delaware corporation

11. WCPS OF CANADA, INC. a Connecticut corporation

12. WARRANTECH AUTOMOTIVE OF CANADA, INC. a Connecticut corporation

13. WARRANTECH EUROPE PLC a company incorporated in England

14. WARRANTECH ADDITIVE, INC. a Texas corporation

15. WARRANTECH HOME SERVICE COMPANY a Connecticut corporation

16. WARRANTECH CARIBBEAN LTD a company incorporated in the Cayman Islands

17. WARRANTECH HOME ASSURANCE COMPANY a Florida corporation

18. REPAIRMASTER CANADA, INC. a company incorporated in Canada

19. WCPS DIRECT, INC. a Texas corporation

20. WHSC DIRECT, INC. a Texas corporation

21. WARRANTECH HOME ASSURANCE COMPANY a Connecticut corporation

22. WARRANTECH INTERNATIONAL de CHILE a Company incorporated in Chile

23. VEMECO, INC. a Connecticut corporation

24. SUNBELT DEALER SERVICES, INC. a Delaware corporation.

25. Warrantech Management Company a Delaware corporation.

26. Warrantech Management Holding Company a Delaware corporation.

27. W Direct Corp., a Delaware corporation.

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